Exhibit 10.7

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

(WARRANT AGREEMENT)

This Assignment, Assumption and Amendment Agreement (this “Agreement”) is made as of [●], 2023, by and among GoGreen Investments Corporation, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Company”), Lifezone Metals Limited, an Isle of Man Company (“Holdings”), and Continental Stock Transfer & Trust Company, a New York limited purposes trust company (the “Warrant Agent”).

WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement, dated as of October 20, 2021 and filed with the United States Securities and Exchange Commission on October 26, 2021 (including the exhibits thereto, the “Existing Warrant Agreement”), pursuant to which the Company has issued warrants (collectively, the “Warrants”) to purchase 14,467,500 Class A ordinary shares of the Company, par value $0.0001 per share (“Ordinary Shares”);

WHEREAS, the terms of the Warrants are governed by the Existing Warrant Agreement and capitalized terms used herein, but not otherwise defined, shall have the meanings given to such terms in the Existing Warrant Agreement;

WHEREAS, on [●], 2022, the Company, Holdings, Lifezone Holdings Limited, an Isle of Man company (“LHL”), [Aqua Merger Sub], a Cayman Islands exempted company (“Merger Sub”), and certain other persons and entities entered into a Business Combination Agreement (as amended from time to time, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, among other things, the Company will merge with and into Merger Sub (the “Merger”), as a result of which the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving company, and each issued and outstanding ordinary share of the Company shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive an ordinary share of Holdings par value $0.0001 per share (a “Holdings Ordinary Share”);

WHEREAS, upon consummation of the Merger, as provided in Section 4.5 of the Existing Warrant Agreement, the Warrants will no longer be exercisable for Ordinary Shares but instead will be exercisable (subject to the terms and conditions of the Existing Warrant Agreement as amended hereby) for the same number of Holdings Ordinary Shares;

WHEREAS, the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination (as defined in the Existing Warrant Agreement);

WHEREAS, in connection with the Merger, the Company desires to assign all of its right, title and interest in the Existing Warrant Agreement to Holdings; and

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any Registered Holders for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein, or adding or changing any other provisions with respect to matters or questions arising under the Existing Warrant Agreement as the Company and the Warrant Agent may deem necessary or desirable and that the Company and the Warrant Agent deem shall not adversely affect the interest of the registered holders under the Existing Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows.

1.	Assignment and Assumption; Consent.

1.1 Assignment and Assumption. The Company hereby assigns to Holdings all of the Company’s right, title and interest in and to the Existing Warrant Agreement (as amended hereby) as of the Merger Effective Time (as defined in the Business Combination Agreement). Holdings hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of the Company’s liabilities and obligations under the Existing Warrant Agreement (as amended hereby) arising from and after the Merger Effective Time.

1.2 Consent. The Warrant Agent hereby consents to the assignment of the Existing Warrant Agreement by the Company to Holdings pursuant to Section 1.1 hereof effective as of the Merger Effective Time, and the assumption of the Existing Warrant Agreement by Holdings from the Company pursuant to Section 1.1 hereof effective as of the Merger Effective Time, and to the continuation of the Existing Warrant Agreement in full force and effect from and after the Merger Effective Time, subject at all times to the Existing Warrant Agreement (as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Existing Warrant Agreement and this Agreement. The Warrant Agent hereby ratifies the appointment set forth in Section 1 of the Existing Warrant Agreement (as amended hereby).

2.	Amendment of Existing Warrant Agreement.

The Company and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 2, effective as of the Merger Effective Time, and acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Section 2 are necessary or desirable and that such amendments do not adversely affect the interests of the registered holders under the Existing Warrant Agreement:

2.1 Preamble. The preamble on page one of the Existing Warrant Agreement is hereby amended by deleting “GoGreen Investments Corporation, a Cayman Islands Corporation.” and replacing it with “Lifezone Metals Limited, an Isle of Man Company”. As a result thereof, all references to the “Company” in the Existing Warrant Agreement shall be references to Lifezone Metals Limited rather than GoGreen Investments Corporation.

2.2 Recitals. The recitals beginning on page one of the Existing Warrant Agreement are hereby deleted and replaced in their entirety as follows:

“WHEREAS, on October 20, 2021, GoGreen Investments Corporation (“GoGreen”) entered into that certain Placement Unit Subscription Agreement, with GoGreen Sponsor 1 LP, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor agreed to purchase an aggregate of 1,335,000 units for an aggregate purchase price of $13,350,000 (“Placement Units”), each unit consisting of one Class A ordinary share (as defined below) (“Placement Shares”) and one-half of one redeemable warrant to purchase one Placement Share (the “Placement Warrants”) of GoGreen, and, in connection therewith, GoGreen issued and delivered 667,500 Placement Warrants bearing the legend set forth in Exhibit B hereto simultaneously with the closing of the Offering (as defined below), included as part of the Placement Units. Each Placement Warrant entitles the holder thereof to purchase one Placement Share at a price of $11.50 per share, subject to adjustment as described herein;

WHEREAS, in order to finance GoGreen’s transaction costs in connection with an intended initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving GoGreen and one or more businesses (a “Business Combination”), the Sponsor, members of the GoGreen’s management team or any of their respective affiliates or third parties may, but are not obligated to, loan GoGreen funds as GoGreen may require, of which up to $1,500,000 of such loans may be convertible into Units (as defined below) at a price of $10.00 per Unit, each Unit consisting of one Class A ordinary share (as defined below) and one-half of one redeemable warrant to purchase one Class A ordinary share (the “Loan Warrants”);

WHEREAS, in order to extend the period of time to consummate a business combination by an additional three months, the Sponsor (or its designees) must deposit into the trust account additional funds of $2,760,000 ($0.10 per unit), for each of the available three-month extensions, for a total payment of up to $5,520,000 ($0.20 per unit), in exchange for a non-interest bearing, unsecured promissory note, and such loan may be convertible into Units at a price of $10.00 per Unit (the “Extension Loan Units”), each Unit consisting of one Class A ordinary share (the “Extension Loan Shares”) and one-half of one redeemable warrant to purchase one Class A ordinary share (the “Extension Loan Warrants”);

WHEREAS, on October 25, 2021, GoGreen consummated a public offering (the “Offering”) of units of the GoGreen’s equity securities, each such unit comprised of one Class A ordinary share and one-half of one Public Warrant (as defined below) (the “Public Units”, and together with the Placement Units, the “Units”) and, in connection therewith, issued and delivered 13,800,000 redeemable warrants to public investors in the Offering as part of the Units (the “Public Warrants” and, together with the Placement Warrants, the Loan Warrants, and the Extension Loan Warrants, the “Warrants”). Each whole Warrant entitles the holder thereof to purchase one Class A ordinary share of GoGreen, par value $0.0001 per share (“Class A ordinary shares”), for $11.50 per share, subject to adjustment as described herein. Only whole Warrants are exercisable. A holder of the Public Warrants will not be able to exercise any fraction of a Warrant;

WHEREAS, GoGreen has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, File No. 333-256781 (the “Registration Statement”) and prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Public Units, the Public Warrants, the Class A ordinary shares included in the Units and the Class A ordinary shares underlying the Public Warrants;

WHEREAS, GoGreen, the Company and LHL are parties to that certain Business Combination Agreement, dated as of [13], 2022 (the “Business Combination Agreement”), which provides for, among other things, the merger of GoGreen with and into the Merger Sub, with Merger Sub surviving (the “Merger”), pursuant to which each outstanding Class A ordinary shares will be automatically converted into one newly issued ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”);

WHEREAS, on [●], 2023, the Company, GoGreen and the Warrant Agent entered into an Assignment, Assumption and Amendment Agreement (the “Warrant Assumption Agreement”), pursuant to which, among other things, GoGreen assigned all of GoGreen’s right, title and interest in and to this Agreement to the Company, and the Company assumed all of GoGreen’s liabilities and obligations under this Agreement;

WHEREAS, pursuant to the Business Combination Agreement, the Warrant Assumption Agreement and the terms of this Agreement (as amended by the Warrant Assumption Agreement), each Public Warrant and each Placement Warrant has been converted into the right to purchase one Ordinary Share rather than one Class A ordinary share;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent (if a physical certificate is issued), as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:”

2.3 Reference to Class A Ordinary Shares. All references to “Class A ordinary shares” in the Existing Warrant Agreement (including all Exhibits thereto but excluding the recitals thereto) shall mean “Ordinary Shares”.

2.4 Appointment of Warrant Agent. Section 1 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“On October 20, 2021, GoGreen appointed the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent accepted such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.”

2.5 Detachability of Warrants. Section 2.4 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED.]”

2.6 Placement Warrants; Loan Warrants; Extension Loan Warrants. The first sentence of Section 2.6.1 of the Existing Warrant Agreement shall be amended by deleting the phrase “until thirty (30) days after the completion by the Company of an initial Business Combination;” and replacing it with “[●], 2023;”2. Section 2.6.1 of the Existing Warrant Agreement shall be amended by deleting clauses (g) and (h) and inserting the word “or” between clauses (e) and (f) of such Section.

2.7 Duration of Warrants. The first sentence of Section 3.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“A Warrant may be exercised only during the period (the “Exercise Period”) (A) commencing on [●]3, and (B) terminating at the earliest to occur of (x) 5:00 p.m., New York City time on [●]4, and (y) 5:00 p.m., New York City time on the Redemption Date (as defined below) as provided in Section 6.3 hereof (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below, with respect to an effective registration statement or a valid exemption therefrom being available.”

2.8 Extraordinary Dividends. Section 4.1.2 of the Existing Warrant Agreement is hereby amended by adding the word “or” before clause (b) of such Section and deleting clauses (c), (d) and (e) of such Section.

2.9 Raising of Capital in Connection with the Initial Business Combination. Section 4.4 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED.]”

2.10 Notice. The address for notices to the Company set forth in Section 9.2 of the Existing Warrant Agreement is hereby amended and restated in its entirety as follows:

Lifezone Metals Limited
22 Chancery Lane

London WC2A 1LS

United Kingdom

Attn: Christopher Showalter and Keith Liddell

Email: chris.showalter@kabanganickel.com and keith.liddell@kabanganickel.com

3.	Miscellaneous Provisions.

3.1 Effectiveness of Warrant. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Merger and shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason.

2 Date that is 30 days from the date of the Share Acquisition Closing (as defined in the Business Combination Agreement).

3 Date that is 30 days from the date of the Share Acquisition Closing (as defined in the Business Combination Agreement).

4 Date that is five years from the date of the Share Acquisition Closing (as defined in the Business Combination Agreement).

3.2 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their permitted respective successors and assigns.

3.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

3.4 Applicable Law. The validity, interpretation and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

3.5 Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders.

3.6 Counterparts. This Agreement may be executed in any number of counterparts, and by facsimile or portable document format (pdf) transmission, and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

3.7 Effect of Headings. The Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

3.8 Entire Agreement; Reference to and Effect on Agreements. The Existing Warrant Agreement, as modified by this Agreement, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated. Any references to “this Agreement” in the Existing Warrant Agreement will mean the Existing Warrant Agreement as amended by this Agreement. Except as specifically amended by this Agreement, the provisions of the Existing Warrant Agreement shall remain in full force and effect.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

GOGREEN INVESTMENTS CORPORATION,

by
Name:
Title:

LIFEZONE METALS LIMITED,

by
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY,

by
Name:
Title:

[Signature Page to Assignment, Assumption and Amendment Agreement]